Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

May 4, 2010

FIRST QUARTER 2010 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 4, 2010 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended March 31, 2010. Highlights include:

Operating Results:

•	Revenues, net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended March 31,
	2010	2009
	(in thousands, except per share data)
Revenues	$56,626	$58,190

Net earnings available to common stockholders	$14,669	$25,108
Net earnings per common share (diluted)	$0.18	$0.32

FFO available to common stockholders	$25,259	$34,510
FFO per common share (diluted)	$0.31	$0.44

AFFO available to common stockholders	$31,444	$36,827
AFFO per common share (diluted)	$0.38	$0.47

•	NNN paid cash dividends to its common stockholders of $0.375 per share during the quarter ended March 31, 2010.

•	Investment Portfolio occupancy was 96.4% at March 31, 2010, as compared to 96.4% at December 31, 2009, and 96.7% at March 31, 2009.

Investments and Dispositions for the quarter ended March 31, 2010:

•	Investments:

•	$12.4 million in the Investment Portfolio, including acquiring four properties with an aggregate 64,000 square feet of gross leasable area

•	Dispositions:

•	Five Investment properties with an aggregate 14,000 square feet of gross leasable area, with net proceeds of $6.8 million, resulting in a gain of $22,000

•	One Inventory property with net proceeds of $775,000

450 S. Orange Ave., Suite 900 Orlando, FL 32801 (800) NNN-REIT www.nnnreit.com

Capital transactions for the quarter ended March 31, 2010:

•	Issued 502,892 shares of common stock generating $10,460,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties also announced revised 2010 FFO guidance of $1.47 to $1.52 per share before any impairment expense and estimated AFFO to be $1.62 to $1.67 per share. The change in guidance is primarily related to projected timing of property acquisitions and an increase in projected property dispositions.

This guidance equates to net earnings before any gains or losses from the sale of real estate of $0.93 to $0.98 per share plus $0.50 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “Our portfolio and balance sheet remain in very good condition and visibility on potential acquisitions is improving. We believe our business model of owning and acquiring net lease retail properties and prudent risk management will continue to produce relatively high returns and less volatility in the long run. Excluding the non-cash impairment charge taken on our mortgage residual portfolio this quarter, we would have earned FFO of approximately 35 cents and AFFO of approximately 38 cents which is in line with our internal expectations. Our revised guidance for 2010 takes into account the sale of a large multi-tenant retail shopping center in our taxable REIT subsidiary. If this property sale closes, it will be dilutive to FFO this year, however as we invest the approximately $41 million of proceeds in higher yielding net lease retail properties our shareholders will reap the benefit of this capital recycling transaction for years to come.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2010, the company owned 1,014 Investment Properties in 43 states with a gross leasable area of approximately 11.4 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 4, 2010, at 10:30 a.m. ET to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2010. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the calculation used by other equity REITs and therefore may not be comparable to such other REITs. A reconciliation of net earnings to AFFO is included in this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2010	2009
Income Statement Summary

Revenues:
Rental and earned income	$52,856	$53,662
Real estate expense reimbursement from tenants	1,772	2,342
Interest and other income from real estate transactions	949	1,132
Interest income on commercial mortgage residual interests	1,049	1,054

	56,626	58,190

Retail operations:
Revenues	6,536	—
Operating expenses	(6,669)	—

Net	(133)	—

Operating expenses:
General and administrative	5,611	5,306
Real estate	3,530	3,420
Depreciation and amortization	11,855	11,692
Impairment - commercial mortgage residual interests valuation adjustment	3,683	—
Restructuring costs	—	731

	24,679	21,149

Other expenses (revenues):
Interest and other income	(252)	(347)
Interest expense	15,989	15,431

	15,737	15,084

Income tax (expense) benefit	(92)	425
Equity in earnings of unconsolidated affiliate	105	103
Gain on note receivable and property foreclosure	16	—
Gain on extinguishment of debt	—	2,418

Earnings from continuing operations	16,106	24,903

Earnings from discontinued operations:
Real estate, Investment Portfolio	61	1,820
Real estate, Inventory Portfolio, net of income tax expense	131	51

	192	1,871

Earnings including noncontrolling interests	16,298	26,774

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	119	(179)
Discontinued operations	(52)	209

	67	30

Net earnings attributable to NNN	16,365	26,804
Series C preferred stock dividends	(1,696)	(1,696)

Net earnings available to common stockholders	$14,669	$25,108

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2010	2009
Weighted average common shares outstanding:
Basic	82,321	78,166

Diluted	82,446	78,254

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.18	$0.29
Discontinued operations	0.00	0.03

Net earnings	$0.18	$0.32

Diluted:
Continuing operations	$0.18	$0.29
Discontinued operations	0.00	0.03

Net earnings	$0.18	$0.32

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2010	2009
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$14,669	$25,108
Real estate depreciation and amortization:
Continuing operations	10,583	10,777
Discontinued operations	30	159
Joint venture real estate depreciation	44	44
Gain on disposition of real estate - Investment Portfolio	(22)	(1,032)
Gain on disposition of real estate - Inventory Portfolio (TRS)	(45)	(546)

Total FFO adjustments	10,590	9,402

FFO available to common stockholders	$25,259	$34,510

FFO per share:
Basic	$0.31	$0.44

Diluted	$0.31	$0.44

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$14,669	$25,108
Total FFO adjustments	10,590	9,402

FFO available to common stockholders	25,259	34,510

Straight-line accrued rent	(319)	91
Net capital lease rent adjustment	372	330
Below market rent amortization	(96)	(153)
Stock based compensation expense	1,113	1,119
Capitalized interest expense	(53)	(518)
Convertible debt interest expense	1,501	1,448
Impairment - commercial mortgage residual interests valuation adjustment	3,683	—
Gain on note receivable and property foreclosures	(16)	—

Total AFFO adjustments	6,185	2,317

AFFO available to common stockholders	$31,444	$36,827

AFFO per share:
Basic	$0.38	$0.47

Diluted	$0.38	$0.47

Other Information:
Percentage rent	$54	$147

Amortization of debt costs	$1,133	$837

Scheduled debt principal amortization (excluding maturities)	$253	$248

Non-real estate depreciation expense	$145	$78

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at March 31, 2010, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended March 31,
	2010	2009
Earnings from Discontinued Operations - Investment Portfolio:
Revenues:
Rental and earned income	$66	$1,154
Real estate expense reimbursement from tenants	1	44
Interest and other income from real estate transactions	28	—

	95	1,198

Expenses:
General and administrative	—	3
Real estate	26	248
Depreciation and amortization	30	159

	56	410

Gain on disposition of real estate	22	1,032

Earnings from discontinued operations attributable to NNN	$61	$1,820

Earnings from Discontinued Operations - Inventory Portfolio:
Revenues:
Rental income	$1,152	$1,096
Real estate expense reimbursement from tenants	987	941
Interest and other income from real estate transactions	36	39

	2,175	2,076

Disposition of real estate:
Gross proceeds	802	4,900
Costs	(715)	(4,354)

Gain	87	546

Expenses:
General and administrative	38	45
Real estate	1,041	1,298
Depreciation and amortization	61	139
Interest	943	930

	2,083	2,412

Income tax expense	(48)	(159)

Earnings from discontinued operations including noncontrolling interests	131	51
Loss (earnings) attributable to noncontrolling interests	(52)	209

Earnings from discontinued operations attributable to NNN	$79	$260

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended March 31,
	2010		2009
	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary:
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	—	$—
Discontinued operations:
Investment Portfolio	5	22	3	1,032
Inventory Portfolio	1	87	1	546
Noncontrolling interests, Inventory Portfolio	—	(42)	—	—

	6	$67	4	$1,578

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$87	1	$546
Noncontrolling interests, Development	—	(42)	—	—

Total Inventory gain (TRS)	1	45	1	546
Investment Portfolio	5	22	3	1,032

	6	$67	4	$1,578

National Retail Properties, Inc.

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
Balance Sheet Summary
Assets:
Cash and cash equivalents	$31,243	$15,225
Receivables, net of allowance	1,189	1,946
Investment in unconsolidated affiliate	4,656	4,703
Mortgages, notes and accrued interest receivable	47,338	41,976
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,323,515	2,328,576
Accounted for using the direct financing method	30,945	31,317
Real estate, Inventory Portfolio, held for sale	71,778	72,423
Commercial mortgage residual interests	16,577	20,153
Accrued rental income, net of allowance	25,945	25,745
Other assets	48,615	48,898

Total assets	$2,601,801	$2,590,962

Liabilities:
Mortgages payable	$30,469	$25,290
Notes payable - convertible	344,880	343,380
Notes payable, net of unamortized discount	618,728	618,676
Other liabilities	47,654	36,754

Total liabilities	1,041,731	1,024,100
Stockholders’ equity of NNN	1,557,624	1,564,240
Noncontrolling interests	2,446	2,622

Total equity	1,560,070	1,566,862
Total liabilities and equity	$2,601,801	$2,590,962

Common shares outstanding	83,311	82,428

Gross leasable area, Investment Portfolio (square feet)	11,423	11,373

Orange Avenue Mortgage Investments, Inc.

(in thousands)

(unaudited)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $29.3 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$1,632	$1,088
Receivables and other assets	16	43
Commercial mortgage residual interests	16,577	20,153

	$18,225	$21,284

Liabilities:
Income tax liability	$4,638	$4,732
Other liabilities	49	49

	$4,687	$4,781

Noncontrolling interests	$1,377	$1,579

	Quarter Ended March 31,
	2010	2009
Revenues:
Interest income on commercial mortgage residual interests	$1,049	$1,054

	1,049	1,054

Expenses:
General and administrative	94	61
Impairment - commercial mortgage residual interests valuation adjustment	3,683	—

	3,777	61

Income tax benefit	94	128

Earnings (loss) including noncontrolling interests	(2,634)	1,121
Loss (earnings) attributable to noncontrolling interests	92	(110)

Net earnings (loss) attributable to NNN	$(2,542)	$1,011

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	March 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$871	$829
Receivables	200	200
Real estate	72,983	73,279
Other assets	761	838

	$74,815	$75,146

Liabilities:
Notes payable	$43,600	$43,600
Other liabilities	1,474	1,427

Total liabilities	45,074	45,027

Members’ equity	29,741	30,119

Total liabilities and equity	$74,815	$75,146

	Quarter Ended March 31,
	2010	2009
Revenues:
Rental income	$1,565	$1,565

Expenses:
General and administrative	107	104
Real estate	5	5
Depreciation and amortization	369	371
Interest	447	462

	928	942

Net earnings	$637	$623

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2010(1)	2009(2)
1.	Convenience stores	26.5%	25.4%
2.	Restaurants - full service	9.2%	8.8%
3.	Automotive parts	6.7%	6.0%
4.	Theaters	6.2%	6.0%
5.	Automotive service	5.6%	8.9%
6.	Drug stores	4.4%	4.0%
7.	Books	4.1%	3.9%
8.	Restaurants - limited service	3.2%	3.3%
9.	Sporting goods	3.1%	3.3%
10.	Grocery	2.9%	2.9%
11.	Consumer electronics	2.7%	2.6%
12.	Furniture	2.6%	2.5%
13.	Office supplies	2.5%	2.5%
14.	Travel plazas	2.5%	2.4%
15.	Beer, wine and liquor	2.0%	1.7%
16.	Health and fitness	1.6%	0.5%
17.	Equipment rental	1.4%	1.2%
18.	General merchandise	1.3%	1.1%
19.	Auto dealerships	1.3%	1.3%
20.	Financial services	1.2%	1.2%
	Other	9.0%	10.5%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.2%	6.	Indiana	4.3%
2.	Florida	9.6%	7.	Pennsylvania	4.2%
3.	Illinois	6.9%	8.	Ohio	3.8%
4.	North Carolina	6.3%	9.	Tennessee	3.1%
5.	Georgia	5.4%	10.	Missouri	2.8%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2010.
(2)	Based on the annualized base rent for all leases in place as of March 31, 2009.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% of Total(1)
Pantry	96	9.0%
Susser	86	8.7%
Kerasotes Theatres	16	6.2%
Road Ranger	34	3.9%
Mister Car Wash	40	3.6%
Pull-A-Part	20	3.5%
Pep Boys	16	3.1%
Best Buy	7	2.6%
Barnes & Noble	9	2.5%
Logans Roadhouse	17	2.3%
CVS	16	2.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)		% of Total(1)	# of Properties	Gross Leasable Area(2)
2010	1.7%	28	326,000	2016	1.7%	13	240,000
2011	2.1%	22	404,000	2017	4.2%	27	676,000
2012	3.3%	35	511,000	2018	2.9%	24	345,000
2013	4.7%	38	822,000	2019	4.4%	42	632,000
2014	4.9%	44	617,000	2020	3.1%	41	345,000
2015	3.5%	27	591,000	Thereafter	63.5%	624	4,943,000

(1)	Based on annual base rent of $214,254,000, which is the annualized base rent for all leases in place as of March 31, 2010.
(2)	Square feet.